SLM Private Credit Student Loan Trust 2003-B Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance	$1,130,198,353.97	$(18,026,496.24)	$1,112,171,857.73
	ii	Interest to be Capitalized	48,504,182.28		47,190,767.29

	iii	Total Pool	$1,178,702,536.25		$1,159,362,625.02

	iv	Cash Capitalization Account (Cii)	74,242,876.07		74,242,876.07

	v	Asset Balance	$1,252,945,412.32		$1,233,605,501.09

	i	Weighted Average Coupon (WAC)	6.364%		6.838%
	ii	Weighted Average Remaining Term	174.72		173.69
	iii	Number of Loans	132,212		130,011
	iv	Number of Borrowers	95,961		94,487
	v	Prime Loans Outstanding	$987,829,186		$978,350,442
	vi	T-bill Loans Outstanding	$190,278,785		$180,502,597
	vii	Fixed Loans Outstanding	$594,566		$509,586

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities**	Balance 9/15/05	O/S Securities**

B	i	A-1 Notes	78443CAL8	0.100%	$462,827,002.84	37.753%	$443,487,091.61	36.755%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	35.932%	440,506,000.00	36.508%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	8.891%	109,000,000.00	9.034%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	8.891%	109,000,000.00	9.034%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.579%	43,871,000.00	3.636%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	4.955%	60,744,000.00	5.034%

	vii	Total Notes			$1,225,948,002.84	100.000%	$1,206,608,091.61	100.000%

			06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	ii	Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	iii	Cash Capitalization Acct Balance ($)	$74,242,876.07	$74,242,876.07
	iv	Initial Asset Balance	$1,349,870,474	$1,349,870,474
	v	Specified Overcollateralization Amount	$26,997,409.48	$26,997,409.48
	vi	Actual Overcollateralization Amount	$26,997,409.48	$26,997,409.48
	vii	Has the Stepdown Date Occurred?*	No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Merril Lynch DP
						Citibank N.A.
		Initial Pool Balance	$1,247,280,317.98

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2003-B Transactions from: 06/01/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$24,050,727.63
	ii	Purchases by Servicer (Delinquencies >180)	3,914,972.89
	iii	Other Servicer Reimbursements	127.42
	iv	Other Principal Reimbursements	49,392.49

	v	Total Principal Collections	$28,015,220.43

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(9,471,395.05)
	iii	Capitalized Insurance Fee	(518,225.30)
	iv	Other Adjustments	896.16

	v	Total Non-Cash Principal Activity	$(9,988,724.19)

C	Total Student Loan Principal Activity		$18,026,496.24

D	Student Loan Interest Activity
	i	Interest Payments Received	$10,081,735.83
	ii	Purchases by Servicer (Delinquencies >180)	188,738.15
	iii	Other Servicer Reimbursements	0.35
	iv	Seller Reimbursements	3,698.03
	v	Late Fees	145,107.36
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$10,419,279.72

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	9,471,395.05
	iii	Other Interest Adjustments	(2,125.57)

	iv	Total Non-Cash Interest Adjustments	$9,469,269.48

F	Total Student Loan Interest Activity		$19,888,549.20

III. 2003-B Collection Account Activity 06/01/2005 through: 08/31/2005

A	Principal Collections
	i		Principal Payments Received	$23,542,198.67
	ii		Consolidation Principal Payments	508,528.96
	iii		Purchases by Servicer (Delinquencies >180)	3,914,972.89
	iv		Reimbursements by Seller	2,311.94
	v		Reimbursements by Servicer	127.42
	vi		Other Re-purchased Principal	47,080.55

	vii		Total Principal Collections	$28,015,220.43

B	Interest Collections
	i		Interest Payments Received	$10,060,986.32
	ii		Consolidation Interest Payments	20,749.51
	iii		Purchases by Servicer (Delinquencies >180)	188,738.15
	iv		Reimbursements by Seller	0.00
	v		Reimbursements by Servicer	0.35
	vi		Other Re-purchased Interest	3,698.03
	vii		Collection Fees/Return Items	0.00
	viii		Late Fees	145,107.36

	ix		Total Interest Collections	$10,419,279.72

C	Recoveries on Realized Losses			$0.00

D	Funds Borrowed from Next Collection Period			$0.00

E	Funds Repaid from Prior Collection Periods			$0.00

F	Investment Income			$796,103.10

G	Borrower Incentive Reimbursements			$115,353.67

H	Interest Rate Cap Proceeds			$0.00

I	Gross Swap Receipt, Merril Lynch DP			$4,304,191.28

J	Gross Swap Receipt, Citibank N.A.			$4,304,191.28

K	Other Deposits			$1,524,171.66

	TOTAL FUNDS RECEIVED			$49,478,511.14

	LESS FUNDS PREVIOUSLY REMITTED:
		i	Funds Allocated to the Future Distribution Account	$(11,898,908.29)
		ii	Funds Released from the Future Distribution Account	$8,486,918.14

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT			$46,066,520.99

L	Amount released from Cash Capitalizaton Account			$0.00

M	TOTAL AVAILABLE FUNDS			$46,066,520.99

N	Servicing Fees Due for Current Period			$654,041.48

O	Carryover Servicing Fees Due			$0.00

P	Administration Fees Due			$20,000.00

Q	Total Fees Due for Period			$674,041.48

IV. 2003-B Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	06/15/2005	$3,616,492.24
	ii	Total Allocations for Distribution Period		$8,282,416.05
	iii	Total Payments for Distribution Period		$(3,411,990.15)
	iv	Funds Released to the Collection Account		$(8,486,918.14)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	09/15/2005	$4,290,305.12

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		06/15/2005
	i	Primary Servicing Fees		$663,042.28
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,908,905.80
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	06/15/2005	$3,616,492.24

	Monthly Allocation Date		07/15/2005
	i	Primary Servicing Fees		$657,891.26
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,140.08
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,427,702.27
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$4,131,400.28

	Monthly Allocation Date		08/15/2005
	i	Primary Servicing Fees		$654,041.48
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,140.08
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,451,167.54
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$4,151,015.77

C	Total Future Distribution Account Deposits Previously Allocated			$11,898,908.29

D	Current Month Allocations		09/15/2005
	i	Primary Servicing		$648,766.92
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		40,402.67
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,594,468.86
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations on the Distribution Date		$4,290,305.12

V. 2003-B Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of			Interest	Broker/Dealer	Auction Agent
	i	Date	Description	Rate	Days	Start Date	End Date	Payment	Fees	Fees
		06/20/2005	SLMPC 2003-B A-3	3.140000%	28	05/23/2005	06/20/2005	$266,202.22	$16,955.56	$720.61
		06/23/2005	SLMPC 2003-B A-4	3.130000%	28	05/26/2005	06/23/2005	$265,354.44	$16,955.56	$720.61
		07/18/2005	SLMPC 2003-B A-3	3.280000%	28	06/20/2005	07/18/2005	$278,071.11	$16,955.56	$720.61
		07/21/2005	SLMPC 2003-B A-4	3.300000%	28	06/23/2005	07/21/2005	$279,766.67	$16,955.56	$720.61
		08/15/2005	SLMPC 2003-B A-3	3.400000%	28	07/18/2005	08/15/2005	$288,244.44	$16,955.56	$720.61
		08/18/2005	SLMPC 2003-B A-4	3.430000%	28	07/21/2005	08/18/2005	$290,787.78	$16,955.56	$720.61
		09/12/2005	SLMPC 2003-B A-3	3.570000%	28	08/15/2005	09/12/2005	$302,656.67	$16,955.56	$720.61
		09/15/2005	SLMPC 2003-B A-4	3.590000%	28	08/18/2005	09/15/2005	$304,352.22	$16,955.56	$720.61

	ii	Auction Rate Note Interest Paid During Distribution Period			6/15/05-9/15/05			$2,275,435.55
	iii	Broker/Dealer Fees Paid During Distribution Period			6/15/05-9/15/05			$135,644.48
	iv	Auction Agent Fees Paid During Distribution Period			6/15/05-9/15/05			$5,764.88
	v	Primary Servicing Fees Remitted			6/15/05-9/15/05			$1,317,173.63

	vi	Total						$3,734,018.54
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$(304,352.22)
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$(720.61)
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$(16,955.56)

B	Total Payments Out of Future Distribution Account During Distribution Period							$3,411,990.15

C	Funds Released to Collection Account							$8,486,918.14

D	Auction Rate Student Loan Rates			Jul-05	Aug-05	Sep-05
				5.40497%	5.87797%	5.87797%

VI. 2003-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		05/31/2005	08/31/2005

		September 15, 2003 to March 17, 2008	15%		$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$11,859,811.51	$15,774,784.40
	iii	Cumulative Interest Purchases by Servicer			487,867.13	676,605.28

	iv	Total Gross Defaults:			$12,347,678.64	$16,451,389.68

8

VII. 2003-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.163%	6.637%	26,608	22,025	20.125%	16.941%	$232,150,523.07	$190,088,254.56	20.541%	17.092%

Grace	6.243%	6.731%	14,527	14,112	10.988%	10.854%	126,956,084.97	127,682,644.47	11.233%	11.480%

Deferment	6.484%	6.976%	7,343	7,838	5.554%	6.029%	61,561,250.74	67,093,490.77	5.447%	6.033%

TOTAL INTERIM	6.234%	6.727%	48,478	43,975	36.667%	33.824%	$420,667,858.78	$384,864,389.80	37.221%	34.605%
REPAYMENT
Active
Current	6.338%	6.784%	74,960	75,059	56.697%	57.733%	$620,962,138.72	$615,699,047.13	54.943%	55.360%
31-60 Days Delinquent	7.470%	7.647%	1,671	1,930	1.264%	1.484%	14,388,767.55	16,354,146.83	1.273%	1.470%
61-90 Days Delinquent	7.712%	8.008%	661	1,062	0.500%	0.817%	5,169,251.36	8,520,746.40	0.457%	0.766%
91-120 Days Delinquent	7.962%	8.170%	667	656	0.504%	0.505%	5,860,342.42	5,591,459.94	0.519%	0.503%
121-150 Days Delinquent	7.363%	8.821%	389	457	0.294%	0.352%	3,427,318.90	3,977,959.22	0.303%	0.358%
151-180 Days Delinquent	7.594%	8.927%	135	148	0.102%	0.114%	1,122,328.40	1,298,656.66	0.099%	0.117%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	6.945%	7.300%	5,251	6,724	3.972%	5.172%	58,600,347.84	75,865,451.75	5.185%	6.821%

TOTAL REPAYMENT	6.441%	6.897%	83,734	86,036	63.333%	66.176%	$709,530,495.19	$727,307,467.93	62.779%	65.395%
GRAND TOTAL	6.364%	6.838%	132,212	130,011	100.000%	100.000%	$1,130,198,353.97	$1,112,171,857.73	100.000%	100.000%

*	Percentages may not total 100% due to rounding.

VIII. 2003-B Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.889%	101,730	$896,566,676.48	80.614%
- Law Loans	6.768%	19,684	131,598,271.34	11.833%
- Med Loans	6.108%	5,297	40,711,620.13	3.661%
- MBA Loans	6.487%	3,300	43,295,289.78	3.893%

- Total	6.838%	130,011	$1,112,171,857.73	100.000%

*    Percentages may not total 100% due to rounding

IX. 2003-B Interest Rate Swap and Cap Calculations

A	Swap Payments				Merril Lynch DP	Citibank N.A.
					Swap Calculation	Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$493,914,592.90	$493,914,592.89
	Counterparty Pays:
	ii	3 Month Libor			3.41000%	3.41000%
	iii	Gross Swap Receipt Due Trust			$4,304,191.28	$4,304,191.28
	iv	Days in Period	06/15/2005	09/15/2005	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6300%			3.37000%	3.37000%
	vi	Gross Swap Payment Due Counterparty			$4,195,432.34	$4,195,432.34
	vii	Days in Period	06/15/2005	09/15/2005	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$870,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			3.41000%
	iii	Cap Rate			7.50000%

	iv	Excess (if any) of Libor over Cap Rate (ii - iii)			0.00000%
	v	Days in Period	06/15/2005	09/15/2005	92
	vi	Cap Payment due Trust			$0.00

X. 2003-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008970000	6/15/05-9/15/05	3.51000%
B	Class A-2 Interest Rate	0.009736667	6/15/05-9/15/05	3.81000%
C	Class A-4 Interest Rate	0.002792222	8/18/05-9/15/05	3.59000%
D	Class B Interest Rate	0.010503333	6/15/05-9/15/05	4.11000%
E	Class C Interest Rate	0.012803333	6/15/05-9/15/05	5.01000%

XI. 2003-B Inputs From Prior Period 5/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,130,198,353.97
	ii	Interest To Be Capitalized	48,504,182.28

	iii	Total Pool	$1,178,702,536.25
	iv	Cash Capitalization Account (CI)	74,242,876.07

	v	Asset Balance	$1,252,945,412.32

B	Total Note and Certificate Factor		0.912760700
C	Total Note Balance		$1,225,948,002.84

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.797977600	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$462,827,002.84	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$1,121,333,003	$1,165,204,003	$1,225,948,003
Asset Balance	5/31/05	$1,252,945,412	$1,252,945,412	$1,252,945,412

Pool Balance	8/31/05	$1,159,362,625	$1,159,362,625	$1,159,362,625
Amounts on Deposit*	9/15/05	102,481,844	102,021,052	$101,243,327
Total		$1,261,844,469	$1,261,383,677	$1,260,605,952

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,612,409.48
Specified Class A Enhancement		$185,040,825.16	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,741,409.48
Specified Class B Enhancement		$124,902,556.99	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,997,409.48
Specified Class C Enhancement		$37,008,165.03	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-B Cash Capitalization Account

A		Cash Capitalization Account Balance as of Collection Period End Date	08/31/2005	$74,242,876.07
		Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	0.00

		Cash Capitalization Account Balance (CI)*		$74,242,876.07

B		5.50% of initial Asset Balance		$74,242,876.07
		Excess, CI over 5.50% of initial Asset Balance		$0.00
		Release excess to Collection Account?**	09/15/2005	DO NOT RELEASE

C		3.50% of initial Asset Balance		$47,245,466.59
		Excess, CI over 3.50% of initial Asset Balance		$26,997,409.48
		Release excess to Collection Account?**	09/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	09/15/2005	$0.00

	*	as defined under “Asset Balance” on page S-79 of the prospectus supplement
	**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	06/15/2005	$1,121,333,002.84
	iii	Asset Balance	08/31/2005	$1,233,605,501.09

	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$1,165,204,002.84
	vii	Asset Balance	08/31/2005	$1,233,605,501.09
	viii	First Priority Principal Distribution Amount	09/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	09/15/2005	$0.00
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$1,225,948,002.84
	xii	Asset Balance	08/31/2005	$1,233,605,501.09
	xiii	First Priority Principal Distribution Amount	09/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	09/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	06/15/2005	$1,225,948,002.84

	ii	Asset Balance	08/31/2005	$1,233,605,501.09
	iii	Specified Overcollateralization Amount	09/15/2005	$26,997,409.48
	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	09/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	09/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$19,339,911.23

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,233,605,501.09
	iii	85% of Asset Balance	08/31/2005	$1,048,564,675.93
	iv	Specified Overcollateralization Amount	09/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,048,564,675.93
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$19,339,911.23
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,233,605,501.09
	iii	89.875% of Asset Balance	08/31/2005	$1,108,702,944.10
	iv	Specified Overcollateralization Amount	09/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,108,702,944.10

	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$1,233,605,501.09
	iii	97% of Asset Balance	08/31/2005	$1,196,597,336.06
	iv	Specified Overcollateralization Amount	09/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,196,597,336.06
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV. 2003-B            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-L)			$46,066,520.99	$46,066,520.99

B	Primary Servicing Fees-Current Month plus any Unpaid			$654,041.48	$45,412,479.51

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$45,392,479.51

D	Auction Fees Due 09/15/2005			$720.61	$45,391,758.90
	Broker/Dealer Fees Due 09/15/2005			$16,955.56	$45,374,803.34

E	Gross Swap Payment, Merrill Lynch DP			$4,195,432.34	$41,179,371.00
	Gross Swap Payment, Citibank N.A.			$4,195,432.34	$36,983,938.66

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,151,558.22	$32,832,380.44
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,289,060.09	$28,543,320.35
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$28,543,320.35
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	09/15/2005	$304,352.22	$28,238,968.13
	v	Swap Termination Fees due	09/15/2005	$0.00	$28,238,968.13

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$28,238,968.13

H	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$460,791.74	$27,778,176.39

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$27,778,176.39

J	Class C Noteholders’ Interest Distribution Amount			$777,725.68	$27,000,450.71

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$27,000,450.71

L	Increase to the Specified Reserve Account Balance			$0.00	$27,000,450.71

M	Regular Principal Distribution Amount — Principal Distribution Account			$19,339,911.23	$7,660,539.48

N	Carryover Servicing Fees			$0.00	$7,660,539.48

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$7,660,539.48
	ii	Class A-4		$0.00	$7,660,539.48

P	Swap Termination Payments			$0.00	$7,660,539.48

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,660,539.48

R	Remaining Funds to the Certificateholders			$7,660,539.48	$0.00

XVI. 2003-B            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$19,339,911.23	$19,339,911.23

B	i	Class A-1 Principal Distribution Amount Paid	$19,339,911.23	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$4,151,558.22	$4,289,060.09	$0.00	$304,352.22	$460,791.74	$777,725.68
	ii	Quarterly Interest Paid			4,151,558.22	4,289,060.09	0.00	304,352.22	460,791.74	777,725.68

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$19,339,911.23	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			19,339,911.23	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$23,491,469.45	$4,289,060.09	$0.00	$304,352.22	$460,791.74	$777,725.68

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CAL8	$462,827,002.84		$443,487,091.61
		A-1 Note Pool Factor		0.797977600	0.033344683	0.764632917

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		$109,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

				Next ARS Pay Date	Balances
				10/12/05	$109,000,000.00
					1.000000000

				09/15/05	$109,000,000.00
					1.000000000

XVIII. 2003-B Historical Pool Information

						2004	2003
			6/1/05 - 8/31/05	3/1/05 - 5/31/05	12/1/04 - 2/28/05	12/1/03 - 11/30/04	5/12/03 - 11/30/03

Beginning Student Loan Portfolio Balance			$1,130,198,353.97	$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02	$1,213,584,181.19

	Student Loan Principal Activity
	i	Principal Payments Received	$24,050,727.63	$19,909,225.77	$18,781,976.65	$62,976,767.96	$30,767,631.21
	ii	Purchases by Servicer (Delinquencies >180)	3,914,972.89	2,473,300.33	2,513,223.56	6,229,380.99	643,906.63
	iii	Other Servicer Reimbursements	127.42	12,825.37	(1.50)	(1,185.60)	1,302.24
	iv	Seller Reimbursements	49,392.49	30,995.21	74,167.62	288,942.89	719,433.21

	v	Total Principal Collections	$28,015,220.43	$22,426,346.68	$21,369,366.33	$69,493,906.24	$32,132,273.29
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(9,471,395.05)	(4,471,890.21)	(7,159,676.29)	(32,118,092.30)	(12,512,375.87)
	iii	Capitalized Insurance Fee	(518,225.30)	(108,209.14)	(550,933.41)	(3,100,490.96)	(1,937,718.30)
	iv	Other Adjustments	896.16	(8,456.63)	73.09	(30,868.35)	(37,426.95)

	v	Total Non-Cash Principal Activity	$(9,988,724.19)	$(4,588,555.98)	$(7,710,536.61)	$(35,249,451.61)	$(14,487,521.12)

(-)	Total Student Loan Principal Activity		$18,026,496.24	$17,837,790.70	$13,658,829.72	$34,244,454.63	$17,644,752.17

	Student Loan Interest Activity
	i	Interest Payments Received	$10,081,735.83	$9,156,709.83	$8,065,907.80	$23,928,424.34	$11,210,549.42
	ii	Repurchases by Servicer (Delinquencies >180)	188,738.15	115,783.21	110,890.65	241,237.32	19,955.95
	iii	Other Servicer Reimbursements	0.35	135.16	0.00	(33.00)	548.66
	iv	Seller Reimbursements	3,698.03	1,540.71	3,529.53	13,988.56	31,574.85
	v	Late Fees	145,107.36	144,157.94	120,165.39	296,003.58	97,305.39
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	10,419,279.72	9,418,326.85	8,300,493.37	$24,479,620.80	11,359,934.27

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	$9,471,395.05	$4,471,890.21	$7,159,676.29	$32,118,092.30	$12,512,375.87
	iii	Other Interest Adjustments	(2,125.57)	229.56	3,172.22	77,643.06	80,573.57

	iv	Total Non-Cash Interest Adjustments	$9,469,269.48	$4,472,119.77	$7,162,848.51	$32,195,735.36	$12,592,949.44

	v	Total Student Loan Interest Activity	$19,888,549.20	$13,890,446.62	$15,463,341.88	$56,675,356.16	$23,952,883.71

(=)	Ending Student Loan Portfolio Balance		$1,112,171,857.73	$1,130,198,353.97	$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02
(+)	Interest to be Capitalized		$47,190,767.29	$48,504,182.28	$44,706,060.32	$43,984,976.52	$43,786,901.54

(=)	TOTAL POOL		$1,159,362,625.02	$1,178,702,536.25	$1,192,742,204.99	$1,205,679,950.91	$1,239,726,330.56

(+)	Cash Capitalization Account Balance (CI)		$74,242,876.07	$74,242,876.07	$74,242,876.07	$74,242,876.07	$102,590,156.00

(=)	Asset Balance		$1,233,605,501.09	$1,252,945,412.32	$1,266,985,081.06	$1,279,922,826.98	$1,342,316,486.56

XIX. 2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$1,243,606,462	2.25%

Dec-03	$1,239,726,331	2.34%

Mar-04	$1,232,752,735	2.35%

Jun-04	$1,224,328,500	2.40%

Sep-04	$1,215,173,000	2.42%

Dec-04	$1,205,679,951	2.71%

Mar-05	$1,192,742,205	2.63%

Jun-05	$1,178,702,536	2.60%

Sep-05	$1,159,362,625	2.76%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.